Exhibit 99.1

Jack in the Box Inc. Reports First Quarter FY 2019 Earnings; Reaffirms Fiscal 2019 Guidance; Declares Quarterly Cash Dividend

SAN DIEGO--(BUSINESS WIRE)--February 20, 2019--Jack in the Box Inc. (NASDAQ: JACK) today reported financial results for the first quarter ended January 20, 2019.

The company completed the sale of Qdoba Restaurant Corporation ("Qdoba") on March 21, 2018. Qdoba results are included in discontinued operations for all periods presented.

Earnings from continuing operations were $31.1 million, or $1.19 per diluted share, for the first quarter of fiscal 2019 compared with $12.9 million, or $0.43 per diluted share, for the first quarter of fiscal 2018.

Operating Earnings Per Share(1), a non-GAAP measure, were $1.35 in the first quarter of fiscal 2019 compared with $1.23 in the prior year quarter. A reconciliation of non-GAAP Operating Earnings Per Share to GAAP results is provided below, with additional information included in the attachment to this release.

	16 Weeks Ended
	January 20, 2019	January 21, 2018
Diluted earnings per share from continuing operations – GAAP	$1.19	$0.43
Gains on the sale of company-operated restaurants	(0.01)	(0.21)
Restructuring charges	0.17	0.01
Non-cash impact of the Tax Cuts and Jobs Act	—	1.03
Excess tax benefits from share-based compensation arrangements	—	(0.03)
Operating Earnings Per Share – non-GAAP	$1.35	$1.23

___________________________

(1) Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains on the sale of company-operated restaurants, restructuring charges, the non-cash impact of the Tax Cuts and Jobs Act in fiscal year 2018, and the excess tax benefits from share-based compensation arrangements which are now recorded as a component of income tax expense versus equity prior to fiscal year 2018. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Adjusted EBITDA(2), a non-GAAP measure, was $83.0 million in the first quarter of fiscal 2019 compared with $85.4 million for the prior year quarter.

Lenny Comma, chairman and chief executive officer, said, “Same-store sales improved throughout the first quarter after we pivoted to a more value-oriented approach. While our strategy around value continues to avoid deep discounting which we believe is not in the best interests of the long-term health of the brand, adding value with a bundled offer at an attractive price point allowed us to compete more effectively in this value-centric environment.

"Our long-term goals are centered around meeting evolving consumer needs, with emphasis on improving operations consistency and targeted investments designed to maximize our returns. We remain focused on balancing the interests of all our stakeholders, including our franchisees, customers, employees and shareholders."

The company’s Board of Directors and management team, with the support of legal and financial advisors, continue to explore a range of strategic and financing alternatives to maximize shareholder value. Potential alternatives could include, among other things, a sale of the company or executing on the company’s previously announced plans to increase its leverage. The company’s Board has not set a timetable for the conclusion of this process nor has it made any decision related to any strategic or financing alternative at this time. The company has had discussions with potential buyers; however, there can be no assurance that the exploration of strategic and financing alternatives will result in a transaction. That said, in the absence of a strategic transaction, the company remains committed to implementing a new capital structure as soon as practicable. That capital structure could include, among other things, a securitization or bond issuance. The company does not intend to comment further regarding the review unless or until it determines that further disclosure is appropriate or required by law.

Increase/(decrease) in same-store sales:

	16 Weeks Ended
	January 20, 2019	January 21, 2018
Company	0.5%	0.2%
Franchise	(0.1)%	(0.3)%
System	(0.1)%	(0.2)%

_____________________________

(2) Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings from discontinued operations, income taxes, interest expense, net, gains on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, and the amortization of franchise tenant improvement allowances. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Jack in the Box® system same-store sales decreased 0.1 percent for the quarter and lagged the QSR sandwich segment by 3.2 percentage points for the comparable period, according to The NPD Group’s SalesTrack® Weekly for the 16-week time period ended January 20, 2019. Included in this segment are 15 of the top QSR sandwich and burger chains in the country. Company same-store sales increased 0.5 percent in the first quarter driven by average check growth of 3.8 percent, partially offset by a 3.3 percent decrease in transactions.

Restaurant-Level EBITDA(3), a non-GAAP measure, increased by 20 basis points to 26.2 percent of company restaurant sales in the first quarter of fiscal 2019 from 26.0 percent a year ago. The increase was due primarily to the benefit of refranchising, partially offset by wage inflation and higher maintenance and repairs expenses. Food and packaging costs, as a percentage of company restaurant sales, were flat in the quarter as favorable product mix and menu price increases were offset by higher costs for ingredients. Commodity costs increased 0.8 percent in the quarter as compared with the prior year.

Effective fiscal 2019, the company adopted the new US GAAP revenue standard (Topic 606) using the modified retrospective method, and therefore no prior periods have been restated. The company expects the new revenue standard to primarily result in an increase to franchise revenues and a corresponding increase to franchise expenses related to the reclassification of marketing fees received from franchisees. In addition, certain amounts previously netted in general and administrative expenses will be reflected as franchise revenues and expenses. Although the prior year results have not been restated for the impact of this accounting change, a reconciliation to a recast statement of earnings is included within the non-GAAP reconciliations.

Effective fiscal 2019, the company adopted the new US GAAP pension standard (Topic 715) and began presenting certain pension cost components in Other pension and post-retirement expenses, net in its condensed consolidated statements of earnings. The prior year condensed consolidated statement of earnings was adjusted to conform with this new presentation.

Franchise EBITDA(3), a non-GAAP measure, as a percentage of total franchise revenues, was 42.9 percent in the first quarter of fiscal 2019. This compared with 60.9 percent in the prior year quarter, or 43.0 percent using recast 2018 figures as though Topic 606 had been applied retrospectively to the prior year.

_____________________________

(3) Restaurant-Level EBITDA and Franchise EBITDA are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

SG&A expenses for the first quarter of fiscal 2019 decreased by $10.0 million and were 8.3 percent of revenues compared with 11.6 percent in the prior year quarter, or 9.5 percent using recast 2018 figures. Advertising costs, which are included in SG&A, were $7.2 million in the first quarter compared with $8.9 million in the prior year quarter. The $1.7 million decrease in advertising costs was due to a $3.7 million decrease resulting from refranchising, which was partially offset by an incremental $2.0 million of spending in the quarter. The $8.3 million decrease in G&A excluding advertising was primarily driven by:

  $3.7 million in transition services income resulting from the sale of Qdoba, which was reflected as a reduction to G&A;
  a $3.3 million decrease in bonus;
  a $1.5 million decrease related to technology fees and costs netted in G&A in the prior year, which are now reflected as franchise revenues and expenses in the condensed consolidated statement of earnings in 2019;
  a $1.0 million decrease in share-based compensation; and
  a $1.0 million decrease due primarily to workforce reductions related to refranchising.
  These decreases were partially offset by mark-to-market adjustments on investments supporting the company's non-qualified retirement plans resulting in a $1.7 million year-over-year increase in G&A; and
  a $0.9 million increase in legal fees.

As a percentage of system-wide sales, G&A excluding advertising was 1.6 percent in the first quarter of fiscal 2019 compared with 2.4 percent in the 2018 quarter, or 2.2 percent using recast 2018 figures.

Restructuring charges of $5.8 million, or approximately $0.17 per diluted share, were recorded during the first quarter of fiscal 2019, primarily related to severance costs and the company's evaluation of strategic alternatives, compared with $0.4 million, or $0.01 per diluted share, in the prior year quarter. Restructuring charges are included in Impairment and other charges, net in the accompanying condensed consolidated statements of earnings. Including these charges, Impairment and other charges, net, increased in the first quarter to $7.7 million from $2.3 million in the year ago quarter.

Interest expense, net, increased by $4.6 million in the first quarter due in part to a higher effective interest rate for 2019. In addition, the increase resulted from the allocation of $3.2 million of interest expense to Qdoba in the first quarter of 2018, which was included in discontinued operations.

The Tax Cuts and Jobs Act (the "Tax Act"), enacted into law on December 22, 2017, reduced the statutory federal rate from 35 percent to 21 percent as of January 1, 2018. The tax rate reduction was phased in, resulting in a blended statutory federal tax rate of 24.5 percent for the fiscal year ended September 30, 2018. In addition, the Tax Act resulted in a non-cash increase to the provision for income taxes of $30.6 million, or $1.03 per diluted share, for the first quarter of fiscal 2018 related primarily to the revaluation of deferred tax assets and liabilities at the new lower rates. This revaluation was based upon estimates and interpretations of the Tax Act which were refined as further guidance was issued. The statutory federal tax rate for fiscal year 2019 is 21.0 percent. The effective tax rate for the first quarter of 2019 of 23.1 percent was lower than the company's full year expectations due to a $1.0 million decrease related to state taxes recorded in the quarter.

Qdoba Discontinued Operations

In the first quarter of fiscal 2018, the company entered into a definitive agreement to sell Qdoba, a wholly owned subsidiary of the company, to certain funds managed by affiliates of Apollo Global Management, LLC. The transaction closed on March 21, 2018, and operating results for Qdoba are included in discontinued operations for all periods presented. However, the company did not allocate any general and administrative shared services expenses to discontinued operations prior to the sale.

Capital Allocation

The company did not repurchase any shares of its common stock in the first quarter of fiscal 2019. The company currently has approximately $101.0 million remaining under stock-buyback programs authorized by its Board of Directors that expire in November 2019.

The company also announced today that on February 18, 2019, its Board of Directors declared a cash dividend of $0.40 per share on the company's common stock. The dividend is payable on March 19, 2019, to shareholders of record at the close of business on March 4, 2019.

Guidance

This release includes forward-looking guidance for certain non-GAAP financial measures, including Restaurant-Level EBITDA and Adjusted EBITDA. The company is unable without unreasonable effort to provide reconciliations of these forward-looking non-GAAP measures.

Fiscal Year 2019 Guidance

The following guidance and underlying assumptions reflect the company’s current expectations for the fiscal year ending September 29, 2019. Fiscal 2019 and fiscal 2018 are 52-week years, with 16 weeks in the first quarter, and 12 weeks in each of the second, third and fourth quarters.

  System same-store sales of approximately flat to up 2.0 percent.
  Commodity cost inflation of approximately 2.0 percent.
  Restaurant-Level EBITDA of approximately 26.0 to 27.0 percent of company restaurant sales.
  SG&A as a percentage of revenues of approximately 8.5 to 9.0 percent, which reflects the new revenue recognition standards.
  G&A as a percentage of system-wide sales of approximately 1.8 to 2.0 percent, which reflects the new revenue recognition standards.
  Approximately 25 to 35 new restaurants opening system-wide, the majority of which will be franchise locations.
  Capital expenditures of approximately $30 to $35 million.
  Tenant improvement allowances of approximately $25 million.
  Tax rate of approximately 26.0 to 27.0 percent, subject to fluctuations arising from the impact of excess tax benefits from share-based compensation arrangements.
  Adjusted EBITDA of approximately $260 to $270 million.

Conference Call

The company will host a conference call for financial analysts and investors on Thursday, February 21, 2019, beginning at 8:30 a.m. PT (11:30 a.m. ET). The conference call will be broadcast live over the Internet via the Jack in the Box Inc. corporate website. To access the live call through the Internet, log onto the Investors section of the Jack in the Box Inc. website at http://investors.jackinthebox.com at least 15 minutes prior to the event in order to download and install any necessary audio software. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days, beginning at approximately 11:30 a.m. PT on February 21, 2019.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchisee development; litigation risks; risks associated with disagreements with franchisees; the company's ability to maximize shareholder value through strategic or financial alternatives; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; the company’s ability to obtain additional financing and increase its debt leverage; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (In thousands, except per share data) (Unaudited)

	16 Weeks Ended
	January 20, 2019	January 21, 2018
Revenues:
Company restaurant sales	$102,832	$169,637
Franchise rental revenues	83,890	77,217
Franchise royalties and other	52,250	47,609
Franchise contributions for advertising and other services(1)	51,814	—
	290,786	294,463
Operating costs and expenses, net:
Company restaurant costs:
Food and packaging	29,616	48,864
Payroll and employee benefits	30,274	48,940
Occupancy and other	16,013	27,750
Total company restaurant costs	75,903	125,554
Franchise occupancy expenses	50,713	46,521
Franchise support and other costs	2,845	2,482
Franchise advertising and other services expenses(1)	54,270	—
Selling, general and administrative expenses(2)	24,083	34,061
Depreciation and amortization	17,169	19,157
Impairment and other charges, net	7,698	2,257
Gains on the sale of company-operated restaurants	(219)	(8,940)
	232,462	221,092
Earnings from operations	58,324	73,371
Other pension and post-retirement expenses, net(2)	456	564
Interest expense, net	17,374	12,780
Earnings from continuing operations and before income taxes	40,494	60,027
Income taxes	9,373	47,138
Earnings from continuing operations	31,121	12,889
Earnings (losses) from discontinued operations, net of taxes	2,977	(699)
Net earnings	$34,098	$12,190

Net earnings per share - basic:
Earnings from continuing operations	$1.20	$0.44
Earnings (losses) from discontinued operations	0.11	(0.02)
Net earnings per share (3) - basic	$1.32	$0.41
Net earnings per share - diluted:
Earnings from continuing operations	$1.19	$0.43
Earnings (losses) from discontinued operations	0.11	(0.02)
Net earnings per share (3) - diluted	$1.31	$0.41
Weighted-average shares outstanding:
Basic	25,907	29,551
Diluted	26,128	29,853

Dividends declared per common share	$0.40	$0.40

___________________________
(1)	In 2019, the company began presenting franchise advertising and other services revenue and costs on separate line items in accordance with the new Revenue Recognition standards. The prior year condensed consolidated statement of earnings was not adjusted as the standard was adopted on a modified retrospective basis.
(2)

In 2019, the company began presenting all components of defined benefit expense, except service cost in Other pension and post-retirement expense, net in its condensed consolidated statements of earnings in accordance with ASU 2017-07. The prior year condensed consolidated statement of earnings was adjusted to conform with this new presentation.

(3)	Earnings per share may not add due to rounding.

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data) (Unaudited)

	January 20, 2019	September 30, 2018
ASSETS
Current assets:
Cash	$4,300	$2,705
Accounts and other receivables, net	61,541	57,422
Inventories	2,090	1,858
Prepaid expenses	10,367	14,443
Current assets held for sale	12,556	13,947
Other current assets	5,692	4,598
Total current assets	96,546	94,973
Property and equipment:
Property and equipment, at cost	1,191,930	1,190,031
Less accumulated depreciation and amortization	(783,639)	(770,362)
Property and equipment, net	408,291	419,669
Other assets:
Intangible assets, net	511	600
Goodwill	46,747	46,749
Deferred tax assets	77,295	62,140
Other assets, net	199,462	199,266
Total other assets	324,015	308,755
	$828,852	$823,397
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$42,485	$31,828
Accounts payable	44,742	44,970
Accrued liabilities	100,429	106,922
Total current liabilities	187,656	183,720
Long-term liabilities:
Long-term debt, net of current maturities	1,013,676	1,037,927
Other long-term liabilities	234,816	193,449
Total long-term liabilities	1,248,492	1,231,376
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,132,436 and 82,061,661 issued, respectively	821	821
Capital in excess of par value	472,894	470,826
Retained earnings	1,547,759	1,561,353
Accumulated other comprehensive loss	(98,331)	(94,260)
Treasury stock, at cost, 56,325,632 shares	(2,530,439)	(2,530,439)
Total stockholders’ deficit	(607,296)	(591,699)
	$828,852	$823,397

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	16 Weeks Ended
	January 20, 2019	January 21, 2018
Cash flows from operating activities:
Net earnings	$34,098	$12,190
Earnings (losses) from discontinued operations	2,977	(699)
Earnings from continuing operations	31,121	12,889
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	17,169	19,157
Amortization of franchise tenant improvement allowances	530	147
Deferred finance cost amortization	704	1,031
Excess tax benefits from share-based compensation arrangements	(50)	(802)
Deferred income taxes	(783)	33,542
Share-based compensation expense	1,909	2,937
Pension and postretirement expense	456	715
Losses (gains) on cash surrender value of company-owned life insurance	2,863	(2,163)
Gains on the sale of company-operated restaurants	(219)	(8,940)
Losses on the disposition of property and equipment, net	635	183
Impairment charges and other	387	805
Changes in assets and liabilities, excluding dispositions:
Accounts and other receivables	(3,154)	26,539
Inventories	(232)	110
Prepaid expenses and other current assets	6,224	7,419
Accounts payable	6,365	(371)
Accrued liabilities	(16,298)	(32,667)
Pension and postretirement contributions	(2,111)	(1,710)
Franchise tenant improvement allowance disbursements	(3,247)	(1,761)
Other	(4,668)	(3,330)
Cash flows provided by operating activities	37,601	53,730
Cash flows from investing activities:
Purchases of property and equipment	(11,183)	(10,793)
Purchases of assets intended for sale and leaseback	—	(1,411)
Proceeds from the sale and leaseback of assets	—	4,949
Proceeds from the sale of company-operated restaurants	133	5,591
Collections on notes receivable	6,517	9,410
Proceeds from the sale of property and equipment	270	589
Funding of intercompany operations	—	(13,122)
Other	—	2,969
Cash flows used in investing activities	(4,263)	(1,818)
Cash flows from financing activities:
Borrowings on revolving credit facilities	114,298	106,200
Repayments of borrowings on revolving credit facilities	(117,300)	(130,800)
Principal repayments on debt	(10,907)	(14,208)
Debt issuance costs	(17)	—
Dividends paid on common stock	(10,305)	(11,736)
Proceeds from issuance of common stock	114	—
Repurchases of common stock	(14,362)	—
Change in book overdraft	9,234	(129)
Payroll tax payments for equity award issuances	(2,498)	(4,244)
Cash flows used in financing activities	(31,743)	(54,917)
Cash flows provided by (used in) continuing operations	1,595	(3,005)
Net cash provided by operating activities of discontinued operations	—	16,785
Net cash used in investing activities of discontinued operations	—	(13,648)
Net cash used in financing activities of discontinued operations	—	(43)
Net cash provided by discontinued operations	—	3,094
Cash at beginning of period	2,705	4,467
Cash at end of period	$4,300	$3,789

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our condensed consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA (Unaudited)

	16 Weeks Ended
	January 20, 2019	January 21, 2018
Revenues:
Company restaurant sales	35.4%	57.6%
Franchise rental revenues	28.8%	26.2%
Franchise royalties and other	18.0%	16.2%
Franchise contributions for advertising and other services	17.8%	—%
Total revenues	100.0%	100.0%
Operating costs and expenses, net:
Company restaurant costs:
Food and packaging (1)	28.8%	28.8%
Payroll and employee benefits (1)	29.4%	28.8%
Occupancy and other (1)	15.6%	16.4%
Total company restaurant costs (1)	73.8%	74.0%
Franchise occupancy expenses (2)	60.5%	60.2%
Franchise support and other costs (3)	5.4%	5.2%
Franchise advertising and other services expenses (4)	104.7%	—%
Selling, general and administrative expenses	8.3%	11.6%
Depreciation and amortization	5.9%	6.5%
Impairment and other charges, net	2.6%	0.8%
Gains on the sale of company-operated restaurants	(0.1)%	(3.0)%
Earnings from operations	20.1%	24.9%
Income tax rate (5)	23.1%	78.5%

____________________________
(1)	As a percentage of company restaurant sales.
(2)	As a percentage of franchise rental revenues.
(3)	As a percentage of franchise royalties and other.
(4)	As a percentage of franchise contributions for advertising and other services.
(5)	As a percentage of earnings from continuing operations and before income taxes.

Jack in the Box system sales (dollars in thousands):

	16 Weeks Ended
	January 20, 2019	January 21, 2018
Company-owned restaurant sales	$102,832	$169,637
Franchised restaurant sales (1)	959,960	899,062
System sales (1)	$1,062,792	$1,068,699

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(1)	Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. System sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and system restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

The following table summarizes the year-to-date changes in the number and mix of Jack in the Box company and franchise restaurants:

SUPPLEMENTAL RESTAURANT ACTIVITY INFORMATION (Unaudited)

	2019			2018
	Company	Franchise	Total	Company	Franchise	Total

Beginning of year	137	2,100	2,237	276	1,975	2,251
New	—	9	9	1	5	6
Refranchised	—	—	—	(22)	22	—
Closed	—	(5)	(5)	—	(7)	(7)
End of period	137	2,104	2,241	255	1,995	2,250
% of system	6%	94%	100%	11%	89%	100%

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

Within this release, the company makes reference to Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level EBITDA and Franchise EBITDA, which are non-GAAP financial measures. Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, the non-cash impact of the Tax Act, and the excess tax benefits from share-based compensation arrangements which are now recorded as a component of income tax expense versus equity previously. Adjusted EBITDA represents net earnings on a GAAP basis excluding gains or losses from discontinued operations, income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, depreciation and amortization, and the amortization of franchise tenant improvement allowances. Restaurant-Level EBITDA and Franchise EBITDA represent earnings from operations on a GAAP basis adjusted to exclude depreciation and amortization allocated to company restaurant operations and franchise operations, the amortization of franchise tenant improvement allowances, and other operating expenses, such as general and administrative expenses, which include the costs of functions such as accounting, finance and human resources, and other costs such as pension expense, share-based compensation, impairment and other charges, net, and gains or losses on the sale of company-operated restaurants.

The company is presenting Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level EBITDA and Franchise EBITDA because it believes that they provide a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions. Additionally, management believes that Adjusted EBITDA, Restaurant-Level EBITDA, and Franchise EBITDA permit investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.

However, Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level EBITDA and Franchise EBITDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net earnings, earnings from operations or cash flow from operating activities as indicators of operating performance or liquidity. The company encourages investors to rely upon its GAAP numbers but includes these non-GAAP financial measures as supplemental metrics to assist investors. These non-GAAP financial measures should not be considered as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Below is a reconciliation of non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share from continuing operations. Figures may not add due to rounding.

	16 Weeks Ended
	January 20, 2019	January 21, 2018
Diluted earnings per share from continuing operations – GAAP	$1.19	$0.43
Gains on the sale of company-operated restaurants	(0.01)	(0.21)
Restructuring charges	0.17	0.01
Non-cash impact of the Tax Cuts and Jobs Act	—	1.03
Excess tax benefits from share-based compensation arrangements	—	(0.03)
Operating Earnings Per Share – non-GAAP	$1.35	$1.23

Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).

	16 Weeks Ended
	January 20, 2019	January 21, 2018
Net earnings - GAAP	$34,098	$12,190
(Earnings) losses from discontinued operations, net of taxes	(2,977)	699
Income taxes	9,373	47,138
Interest expense, net	17,374	12,780
Gains on the sale of company-operated restaurants	(219)	(8,940)
Impairment and other charges, net	7,698	2,257
Depreciation and amortization	17,169	19,157
Amortization of franchise tenant improvement allowances	530	147
Adjusted EBITDA – non-GAAP	$83,046	$85,428

The company applied the modified retrospective method upon adoption of the new revenue recognition standard. The recast condensed consolidated statement of earnings reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption. Below is a reconciliation of the recast condensed consolidated statement of earnings for the first quarter of fiscal 2018 to the condensed consolidated statement of earnings that was reported for the first quarter of fiscal 2018 (in thousands).

	As reported	Franchise Fees	Marketing and Sourcing Fees	Technology Support Fees	Recast
Revenues:
Company restaurant sales	$169,637	$—	$—	$—	$169,637
Franchise rental revenues	77,217	—	—	—	77,217
Franchise royalties and other	47,609	183	—	—	47,792
Franchise contributions for advertising and other services	—	—	45,996	2,793	48,789
	294,463	183	45,996	2,793	343,435
Operating costs and expenses, net:
Company restaurant costs:
Food and packaging	48,864	—	—	—	48,864
Payroll and employee benefits	48,940	—	—	—	48,940
Occupancy and other	27,750	—	—	—	27,750
Total company restaurant costs	125,554	—	—	—	125,554
Franchise occupancy expenses	46,521	—	—	—	46,521
Franchise support and other costs	2,482	—	—	—	2,482
Franchise advertising and other services expenses	—	—	45,996	4,263	50,259
Selling, general and administrative expenses	34,061	—	—	(1,470)	32,591
Depreciation and amortization	19,157	—	—	—	19,157
Impairment and other charges, net	2,257	—	—	—	2,257
Gains on the sale of company-operated restaurants	(8,940)	—	—	—	(8,940)
	221,092	—	45,996	2,793	269,881
Earnings from operations	73,371	183	—	—	73,554
Other pension and post-retirement expenses, net	564	—	—	—	564
Interest expense, net	12,780	—	—	—	12,780
Earnings from continuing operations and before income taxes	60,027	183	—	—	60,210
Income taxes	47,138	52	—	—	47,190
Earnings from continuing operations	$12,889	$131	$—	$—	$13,020

Net earnings per share - basic:
Earnings from continuing operations	$0.44	$—	$—	$—	$0.44
Net earnings per share - diluted:
Earnings from continuing operations	$0.43	$—	$—	$—	$0.44
Weighted-average shares outstanding:
Basic	29,551	29,551	29,551	29,551	29,551
Diluted	29,853	29,853	29,853	29,853	29,853

Below is a reconciliation of non-GAAP Restaurant Operating Margin, Restaurant-Level EBITDA, Franchise Margin and Franchise EBITDA to the most directly comparable GAAP measure, earnings from operations (in thousands).

	16 Weeks Ended				2018 Recast
	January 20, 2019		January 21, 2018		January 21, 2018
Earnings from operations (1) - GAAP	$58,324		$73,371		73,554
Other operating expenses, net:
Selling, general and administrative expenses	$(24,083)		$(34,061)		$(32,591)
Impairment and other charges, net	(7,698)		(2,257)		(2,257)
Gains on the sale of company-operated restaurants	219		8,940		8,940
Total other operating income (expenses), net	$(31,562)		$(27,378)		$(25,908)

Franchise operations:
Franchise rental revenues	$83,890		$77,217		$77,217
Franchise royalties and other	52,250		47,609		47,792
Franchise contributions for advertising and other services	51,814		—		48,789
Total franchise revenues	187,954		124,826		173,798
Franchise occupancy expenses	(50,713)		(46,521)		(46,521)
Franchise support and other costs	(2,845)		(2,482)		(2,482)
Franchise advertising and other services expenses	(54,270)		—		(50,259)
Amortization of franchise tenant improvement allowances	530		147		147
Franchise EBITDA - non-GAAP(2)	$80,656	42.9%	$75,970	60.9%	$74,683	43.0%

Company restaurant operations:
Company restaurant sales	$102,832		$169,637		$169,637
Food and packaging(3)	(29,616)	28.8%	(48,864)	28.8%	(48,864)	28.8%
Payroll and employee benefits(3)	(30,274)	29.4%	(48,940)	28.8%	(48,940)	28.8%
Occupancy and other(3)	(16,013)	15.6%	(27,750)	16.4%	(27,750)	16.4%
Restaurant-Level EBITDA - non-GAAP(3)	$26,929	26.2%	$44,083	26.0%	$44,083	26.0%

Depreciation and amortization:
Company restaurant occupancy and other	$(3,470)		$(6,443)		$(6,443)
Franchise occupancy expenses	(10,657)		(10,109)		(10,109)
Impairment and other charges, net	(10)		(8)		(8)
Selling, general and administrative expenses	(3,032)		(2,597)		(2,597)
Total depreciation and amortization	$(17,169)		$(19,157)		$(19,157)

____________________________
(1)	Earnings from operations is the sum of total other operating expenses, net, Franchise EBITDA, Restaurant-Level EBITDA, and depreciation and amortization, plus the amortization of franchise tenant improvement allowances.
(2)	Percentages are calculated based on a percentage of total franchise revenues.
(3)	Percentages are calculated based on a percentage of company restaurant sales.

CONTACT:
Investor Contact:
Carol DiRaimo, (858) 571-2407

Media Contact:
Brian Luscomb, (858) 571-2291